Exhibit 10.18


                                CREDIT AGREEMENT

                  CREDIT AGREEMENT made this 27th day of March, 2002, between IIG CAPITAL LLC, a limited liability company organized and existing under the laws of New York, with offices at 17 State Street, 18th Floor, New York, NY 10004 as agent for The IIG Trade Opportunities Fund N.V. and the Venezuela Recovery Fund N.V. (the "Lender"), and HECLA MINING COMPANY, a corporation organized and existing under the laws of Idaho, with offices at 6500 Mineral Drive, Coeur d'Alene, Idaho 83815-8788 (the "Borrower").

                                   WITNESSETH:

                  WHEREAS, the Borrower is a party to a Restated Mining Venture Agreement dated as of May 6, 1994 (as the same may be amended, supplemented or otherwise modified from time to time, the "Joint Venture Agreement") pursuant to which the Borrower currently holds a 29.7331 % ownership interest (the "JV Interest") in and to a joint venture known as the "Green's Creek Joint Venture " (the "Joint Venture"), including all income generated by or allocable to the JV Interest;

         WHEREAS, the Borrower has requested that the Lender make available to it a credit facility in an amount up to the lesser of (i) 70% of an amount equal to (A) all cash distributions forecast by Borrower from the JV Interest over a twenty-four (24) month period commencing the date hereof, less (B) the Facility Fees and any other fees payable by Borrower to Lender under any agreement between them; or (ii) a maximum of seven million five hundred thousand dollars U.S. ($7,500,000), secured by a pledge of its JV Interest; and

         WHEREAS, the Lender is prepared to provide such credit facility upon all of the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

         As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

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                  "Bankruptcy Code" shall mean the Federal Bankruptcy Code of
1978, as amended from time to time.

                  "Borrower's Account" shall mean Borrower's wire transfer account at:

         Bank Name:        Idaho Independent Bank
         ABA#:             123103732
         Account #:        0200030021
         Account Name:     Hecla Mining Company

or such other account as may be designated in writing to Lender.

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York; Curacao, Netherlands Antilles; and Coeur d'Alene, Idaho, United States of America are authorized or required by law to close.

                  "Commencement Date" shall mean the date of first disbursement of the Loan under Section 2.3. hereof.

                  "Credit Facility" shall have the meaning given to that term in
Section 2.1 hereof.

                  "Default" shall mean any Event of Default and any event which with notice or lapse of time or both would become such an Event of Default.

                  "Default Interest Rate" shall mean an interest rate per annum equal to the Interest Rate plus three per cent (3%).

                  "Deposit Account" shall have the meaning giving to that term in Section 5.2 hereof.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Event of Default" shall have the meaning given to that term in Section 10 hereof.


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                  "Facility Fee" shall have the meaning assigned to that term in
Section 2.5 hereof.

                  "Final Maturity Date" shall mean the last date upon which any amount of Principal or Interest is payable hereunder pursuant to the Payment Schedule, unless the Loan is earlier repaid in accordance herewith.

                  "Interest Period" shall mean, from and after the Commencement Date, each and every successive period of one (1) month each with the first Interest Period commencing on and including the Commencement Date and the last Interest Period terminating on the Final Maturity Date.

                  "Interest Payment Date" shall mean the last Business Day of each Interest Period ending after the Commencement Date.

                  "Interest Rate" shall mean an interest rate per annum equal to nine PER CENT (9%);

                  "Joint Venture Agreement" shall mean that certain Restated Mining Venture Agreement dated as of May 6, 1994 entered into by and among the Borrower and KENNECOTT GREENS CREEK MINING COMPANY and CSX ALASKA MINING COMPANY (collectively the "JV Parties") for the exploration and exploitation of mineral rights in the Juneau Recording District, Alaska, and more particularly identified in the Joint Venture Agreement. A copy of the Joint Venture Agreement is attached to this Agreement as Exhibit A.

                  "JV Interest" shall mean all of Borrower's right, title and interest in and to the Joint Venture Agreement as defined in Section 1.38 thereof.

                  "Lien" shall mean any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

                  "Loan" shall mean the loan provided for in Section 2.1 hereof.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the property, assets, business, operations, or financial condition of the Borrower taken as a whole, or (b) the ability of the Borrower to perform its obligations under any of the Transaction Documents to which it is a party.


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                  "Note" shall mean that Promissory Note or Notes identified in
Section 2.4 in the form attached hereto as Exhibit B hereto and to be executed simultaneously with, and as a condition to, any draw down of Principal hereunder.

                  "Payment Schedule" shall mean the schedule set forth in Exhibit C hereto for payment of Principal and Interest on the Loan.

                  "Person" shall mean an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

                  "Pledge" shall mean, with respect to any Pledged Assets, the Borrower executing and delivering to the Lender a Security Agreement with respect to such Pledged Assets. The terms "Pledging" and "Pledged" shall have a correlative meaning.

                  "Pledged Assets" shall mean the JV Interest and Borrower's right to cash distributions therefrom .

                  "Principal Amount" shall mean the principal amount of the Loan outstanding from time to time.

                  "Principal Payment Date" shall mean the last Business Day of each Interest Period ending after the Commencement Date.

                  "Security Agreement" shall mean that certain Security Agreement among the Lender and the Borrower, substantially in the form of Exhibit D hereto, as the same may be modified and supplemented and in effect from time to time.

                  "Security Documents" shall mean, collectively, the Security Agreement and any UCC financing statements required to be filed thereunder.

                  "Transaction Documents" shall mean this Agreement, the Note, the Joint Venture Agreement, the Security Agreement and the Security Documents.


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                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York, the State of Alaska or the State of Idaho from time to time (and, unless otherwise defined herein or the context otherwise requires, terms defined in the UCC shall have their respective defined meanings when used herein).

SECTION 2. CREDIT FACILITY; BORROWING; PROMISSORY NOTE; FACILITY FEE.

         2.1 Credit Facility.

                  The Lender agrees, on the terms of this Agreement, to make the Loan in one or more installments to the Borrower during the period commencing on the Commencement Date and continuing to, but not including, the Final Maturity Date in an aggregate principal amount at any one time outstanding (the "Credit Facility") of up to, but not exceeding, the lesser of: (i) 70% of an amount equal to (A) all cash distributions to Borrower forecast by Borrower from the JV Interest over a twenty-four (24) month period commencing the date hereof, less
(B) the Facility Fees and any other fees payable by Borrower to Lender under any agreement; or (ii) a maximum of seven million five hundred thousand dollars U.S. ($7,500,000). Borrower may draw down the Loan in one or more installments during the term hereof, subject to the following:

1. Any draw down which is made on or before the first anniversary of this Agreement shall be repaid on or before the second anniversary of this Agreement.

2. Any draw down made after the first anniversary of this Agreement must be repaid within twelve (12) months of draw down.

         2.2 Use of Proceeds.

                  The Borrower shall be permitted to use the proceeds of the Loan for any business purposes.


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         2.3 Borrowing.

         (a) The Borrower shall give the Lender notice of the borrowing. Notice of borrowing by the Borrower shall be irrevocable and shall be effective only if received by the Lender not later than 10:00 a.m. New York time at least ten (10) Business Days prior to the date of the borrowing; provided, that Borrower agrees to use its best efforts to deliver to Lender each notice of borrowing earlier than ten (10) Business Days, if commercially reasonable, and Lender agrees to use its best efforts to make funds available to Borrower in less than ten (10) Business Days, if commercially reasonable. Such notice shall include the date of borrowing (which must be a Business Day), the amount of the borrowing, and the bank account information for disbursement of the Loan. Not later than 11:00 a.m. New York time on the date specified for the borrowing hereunder, the Lender shall make available the amount of the Loan by depositing the same, in immediately available funds, in the bank account designated in the notice.

         (b) The obligation of the Lender to make the Loan under the Credit Facility is subject to the prior condition that there shall have been delivered to the Lender in form and substance satisfactory to the Lender and the Lender's counsel:

         (i) a duly executed Note in an amount equal to the principal amount of the draw down in question;

         (ii) a duly executed original of the Security Agreement;

         (iii) a certificate of either the President, Chief Executive Officer, Vice President or Chief Financial Officer of the Borrower which: (A) provides a copy of the organizational documents of the Borrower and of the resolutions or other corporate documents of the Borrower authorizing the execution of the Transaction Documents and certifying the authority of the persons executing the same, certified by such officer to be true and correct and in full force and effect; and (B) certifies that the representations and warranties of the Borrower in this Agreement are true and correct, there has not been any Material Adverse Effect, no Default exists, the Joint Venture Agreement is in full force and effect and Borrower is not in default under the Joint Venture Agreement or any event which with notice or lapse of time or both would become a default under such contract; and

         (iv) a copy of notice to the Joint Venture and the Joint Venture's acceptance of the assignment to Lender of Borrower's cash distributions to which it is entitled pursuant to the Joint Venture Interest.


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         2.4 Promissory Note.

         Each draw down on the Loan shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B hereto (the "Note"), to be dated as of the date of the draw down, payable to the Lender in a principal amount equal to the amount borrowed in accordance with section 2.1 and section 3 hereof. Lender shall return the original Note to Borrower within ten (10) Business Days of payment in full.

         2.5 Facility Fee.

         The Borrower agrees to pay to the Lender, (i) on the date hereof and on the first anniversary hereof, a Facility Fee equal to a flat one and one-half percent (1.5%) of $7.5 Million (or $112,500.00). The Borrower hereby authorizes the Lender to withhold and retain such fees, as well as any other fees Borrower may owe Lender under any other agreements between them, from the amount of the Loan disbursed hereunder.

SECTION 3. PAYMENTS OF PRINCIPAL AND INTEREST.

         3.1 Principal.

         The Borrower hereby promises to pay to the Lender on the Final Maturity Date the full principal amount of the Loan, less any amounts applied by the Lender to principal in accordance with Section 4.1 hereof, and/or amounts otherwise prepaid by the Borrower in accordance with Section 4.2 hereof.

         3.2 Interest.

         (a) The Borrower hereby promises to pay to the Lender interest on the unpaid Principal Amount for the period from and including the date of the Loan to but excluding the date the Loan shall be paid in full, at the Interest Rate.

         (b) Notwithstanding the foregoing, the Borrower shall pay to the Lender interest at the Default Interest Rate on any principal of the Loan, and on any other amount payable by the Borrower hereunder or under the Note, which has not been paid in full when due (whether at stated maturity, by acceleration or


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otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full (both before and after judgment), whether or not any notice of default in the payment thereof has been delivered.

         (c) Accrued Interest on the unpaid Principal Amount (as hereinafter defined) shall be payable on each Interest Payment Date, except that interest which is payable at the Default Rate shall be payable from time to time on demand.

         (d) Interest shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day, but excluding the last day) occurring in each Interest Period.

         (e) Any determination made by the Lender as to the Interest Rate, Default Interest Rate and the amounts of interest, principal and other amounts due hereunder shall be conclusive in the absence of manifest error.

SECTION 4. INSTALLMENT PAYMENTS; PRE-PAYMENTS.

         4.1 Installment Payments.

         (a) The Principal Amount, together with interest thereon (as specified above), shall be paid by the Borrower in accordance with the Payment Schedule (each such payment, an "Installment"). All payments under this Agreement or under the Note shall be payable on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to the Deposit Account (as hereinafter defined), in Dollars and in immediately available funds, without setoff, recoupment, counterclaim or any other deduction of any nature, including, but not limited to, any claim against the Joint Venture or any JV Party.

         4.2 Pre-payments.

         The Borrower may prepay without premium or penalty any unpaid balance of the Loan, together with any accrued interest thereon to the date of such prepayment if (i) the date of prepayment is a Principal Payment Date or the last Business Day of an Interest Period, and (ii) the Borrower provided written notice to the Lender of such prepayment not less than ten (10)


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prior to the date of prepayment. Upon receipt of such notice by the Lender, such prepayment shall be irrevocable and binding on the Borrower.

SECTION 5. SECURITY INTEREST, PLEDGE OF PLEDGED ASSETS AND DEPOSIT ACCOUNT.

         5.1 Security Interest and Pledge of Pledged Assets.

         As an inducement to the Lender to enter into this Agreement and in order to secure the due and punctual payment by the Borrower of all amounts owing by the Borrower under this Agreement, the Note(s) and the due and punctual performance by the Borrower of the Borrower's other obligations hereunder or under any other agreement between Borrower and Lender, the Borrower shall grant to the Lender a first lien and security interest over the Pledged Assets in form and substance acceptable to the Lender. The Borrower shall take, or cause to be taken, such acts as the Lender may reasonably require to perfect the security interest granted herein including, but not limited to providing notice to any JV Party under the Joint Venture Agreement and instructing the Joint Venture itself to make any and all cash distributions due Borrower with respect to the JV Interest into the Deposit Account.

         5.2 Deposit Account.

         Pursuant to the Security Agreement, an account shall be established at Citibank N.A., ABA Number 021000089, entitled "IIG Capital/Greenscreek" (Account # Number 05005097) (the "Deposit Account") for the cash distributions from the JV Interest to be paid to Lender.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Lender as follows:

         (a) The Borrower is a corporation, duly organized, validly existing and in good standing, under the laws of Idaho and has the power to own its property and to carry on its business in each jurisdiction in which it operates;

         (b) The Borrower has full power and authority to enter into this Agreement, the Note and the Security Documents, all of which have been duly


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authorized by all proper and necessary action. No authorizations, consents or approvals by any stockholder or public or governmental regulatory authority or agency is required as a condition to the validity of this Agreement, the Note and the Security Documents (or if required, has been obtained), and the Borrower is in compliance with all laws and regulatory requirements to which it is subject;

         (c) This Agreement, the Note and the Security Documents constitute valid and legally binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms;

         (d) Other than a case styled United States vs. ASARCO et al., No. CV 94-0206-N-HLR, there are no proceedings pending or, to the knowledge of the Borrower, threatened before any court, or tribunal or other administrative agency, nor to the knowledge of the Borrower any circumstances or conditions that might give rise to any such proceedings, which will or may have a Material Adverse Effect on the financial condition or operations of the Borrower, any of its properties or any subsidiary thereof or on the Borrower's performance of the Transaction Documents;

         (e) There are no charter, by-law or stock provisions of, no provisions of any existing agreement, mortgage or contract binding on, the Borrower or affecting its property, nor any order, writ, injunction or decree of any court or governmental authority or agency, which would conflict with or in any way prevent the execution, delivery or performance of the terms of this Agreement, the Note and the Security Documents; provided, that Lender understands and accepts that any exercise of its rights under the Security Documents is subject to the terms of the Joint Venture Agreement;

         (f) The Security Documents, when executed and delivered, shall create, a legal, valid and enforceable security interest in all of the Pledged Assets, and when the recordings and filings described therein, if any, have been effected and properly indexed in the public offices listed therein, each of the Security Documents will create a perfected, first priority lien on all right, title, estate and interest of the Lender in the Pledged Assets. The recordings and filings described in such Security Documents are all the actions necessary or advisable in order to establish, protect and perfect such interest of the Lender in the Pledged Assets;

         (g) The Joint Venture Agreement constitutes, and each receivable with respect to the JV Interest, upon becoming due and owing under the terms of the Joint Venture Agreement, will constitute, the legal, valid and binding obligation of the Joint Venture or the JV Parties, respectively, each enforceable against the Joint Venture or such JV Party, respectively, in accordance with its terms;


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         (h) The Borrower has delivered to the Lender a true and complete copy of the Joint Venture Agreement as in effect. The Joint Venture Agreement in the form so delivered has not been terminated, rescinded or modified and is in full force and effect. The Borrower has not received nor issued any notice of termination, default, rescission or material modification with respect to the Joint Venture Agreement, and the Borrower has no knowledge of any existing circumstance or events which would, with the passage of time or the giving of notice or both, result in a termination, default, rescission or material modification of the Joint Venture Agreement.

         (i) No action other than the execution and delivery of this Agreement, the Security Agreement and the Consents is necessary to Pledge the Pledged Assets, including, but not limited to, any other recording, filing, registration, giving of notice or other similar action. Upon execution and delivery to Lender of the Consents and the giving of notice to the JV Parties of the Pledge of the Pledged Assets, the Pledge of the Pledged Assets shall be duly perfected for purposes of the UCC and the rights of the Lender in such Pledged Assets will be subject to the Joint Venture Agreement but prior to the rights of all other Persons;

         (j) None of the Pledged Assets has been subordinated, compromised, reduced or rescinded in whole or in part;

         (k) Except as stated in the Joint Venture Agreement, there is no present ability to exercise any right of rescission, setoff, counterclaim or defense has been asserted and no facts exist which give rise to a contractual or other basis therefor with respect to the Pledged Assets, and the Borrower has no obligation to pay any amount to the JV Parties, and the Borrower does not know of any claim (or any basis for any claim) which any JV Party has against the Borrower arising under the terms of the Joint Venture Agreement;

         (l) There are no past due Pledged Assets outstanding under the Joint Venture Agreement on the date hereof;

         (m) Except as provided in the Joint Venture Agreement, neither the Pledged Assets nor any part thereof has been sold, transferred, assigned or pledged by the Borrower to any Person other than to the Lender. Immediately prior to the execution and delivery of this Agreement and upon any draw down of Principal hereunder, the Borrower will be the sole owner of the Pledged Assets, free of any Lien, and upon execution and delivery of this Agreement by the


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Borrower, and the taking of all other action contemplated hereby, the Lender will receive a Pledge of all of the right, title and interest of the Borrower in and to the Pledged Assets, free and clear of any Lien.

SECTION 7. AFFIRMATIVE COVENANTS.

         Commencing from the date hereof and until payment in full of the Principal Amount and interest thereon and performance of all other obligations of the Borrower hereunder, the Borrower shall:

         (a) upon request of the Lender, deliver to the Lender as soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, statements of income, retained earnings and changes in financial position (or of cash flow, as the case may be) of the Borrower for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

         (b) deliver to the Lender within thirty (30) days after the annual meeting of the shareholders of the Borrower and in any event within one hundred fifty (150) days of the close of each fiscal year of the Borrower, statements of income, retained earnings and changes in financial position (or of cash flow, as the case may be) of the Borrower for such year and the related balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized international standing, which opinion shall state that said financial statements fairly present the financial condition and results of operations of the Borrower as at the end of, and for, such fiscal year;

         (c) provide promptly after the Borrower knows or has reason to believe that any Event of Default has occurred, a notice of such Event of Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken and proposes to take with respect thereto;

         (d) promptly give to the Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency relating to the Joint Venture, and any material development in respect of such legal or other proceedings which could, in Borrower's reasonable judgment, have a Material Adverse Effect;


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         (e) keep insured by financially sound and reputable insurers the
Pledged Assets and maintain its property and business insured in substantially the same manner as currently insured;

         (f) as appropriate, maintain its existence in good standing and comply with all laws, regulations and governmental requirements applicable to it or to any of its property, business operations and transactions; provided, that no Default or Event of Default shall be deemed to exist unless and until a breach of Borrower's obligations under this Section 7(f) has a Material Adverse Effect;

         (g) promptly advise the Lender in writing of any condition, event or act which comes to its attention that would or may, in Borrower's reasonable judgment, have a Material Adverse Effect;

         (h) upon the reasonable request of the Lender from time to time, forthwith (but in no event more than twenty (20) Business Days after such request) perform and continue from time to time to perform all actions necessary or deemed necessary or advisable by the Lender to create, preserve, perfect and maintain the priority of or enforce the Pledge created by the Security Documents, including without limitation, obtaining such consents of third parties as the Lender may request; and

         (i) provide Lender with a copy of monthly financial reports distributed by the JV and keep Lender informed promptly regarding any events other than variation in commodity prices that in its reasonable judgment will or may cause a downturn in projected cash flow from the JV, over the term of the facility, of 10% or more.

SECTION 8. NEGATIVE COVENANTS.

         Until payment in full of the Principal Amount and interest thereon and performance of all other obligations of the Borrower hereunder, the Borrower shall not, without the prior written consent of the Lender:

         (a) enter into any merger or consolidation, or sell, lease, assign or otherwise dispose of or transfer substantially all of its assets unless (i) no Event of Default (as defined below) shall exist immediately before or


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immediately after such transaction, (ii) in the case of the merger or consolidation, the Borrower is the survivor or, if the Borrower is not the survivor, the survivor is a company which expressly assumes in writing the Borrower's obligations hereunder and under the Note and (iii) in the case of the transfer of assets, the transferee assumes in writing the Borrower's obligations hereunder and under the Note and Lender consents to the transferee, which consent shall not unreasonably be withheld;

         (b) create, incur, assume or suffer to exist, any Lien upon any of the Pledged Assets other than the Pledge provided for under the Security Agreement or sell, lease, assign or otherwise dispose of or transfer the Pledged Assets.

SECTION 9. EVENTS OF DEFAULT.

         If one or more of the following events of default shall occur, the Principal Amount, plus unpaid interest and any other indebtedness of the Borrower to the Lender, if any, at the option of the Lender, shall be due and payable immediately and the Lender shall have the right to terminate this Agreement forthwith and to sell or have sold the Pledged Assets and exercise any other rights under the Security Documents or available by law; provided, that Lender's rights in the event of any such event of default shall be limited to exercise of all or any part of its rights arising out of the Pledge and Security Agreement and Borrower shall not be liable to Lender under any of the Transaction Documents in excess of the value of the Pledged Assets and shall not otherwise have claim, access or recourse under any of the Transaction Documents to Borrower or its affiliates or any other assets thereof; and provided further that Lender agrees to be bound by the Joint Venture Agreement with respect to any recourse that involves the Joint Venture Agreement, the JV Interest or Pledged Assets that are also assets of the Joint Venture:

         (a) The Borrower shall default in the payment of any portion of the Principal Amount or interest thereon when due and payable, whether at maturity or otherwise; or

         (b) Any representation or warranty herein contained or in any financial statement, certificate, report or opinion submitted to the Lender pursuant this Agreement shall prove to have been incorrect or misleading in any material respect when made; or

         (c) A final judgment or judgments for the payment of money or any judgment against or any attachment or other levy against the property of the Borrower that is subject to the Security Agreement with respect to a claim in an aggregate amount equal to at least 20% of the value of the JV Interest that is


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not covered by insurance, shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower or its property, and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof unless an appeal or other appropriate proceeding for review thereof is taken and a stay of execution pending such appeal is obtained; or

         (d) There is substantial change in ownership or control of the Borrower that has a Material Adverse Effect; or

         (e) The Borrower makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of the Borrower or any substantial part of its property, commences any action relating to the Borrower under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there is commenced against the Borrower any such action, or by any act indicates its consent to or approval of any trustee of any substantial part of its property, or suffers any such receivership or trustee to continue undischarged; or

         (f) The Borrower shall default in the performance or observance of any material covenant or provision in this Agreement or any other agreement with the Lender and such default shall continue for a period of twenty (20) days; or

         (g) The Lender shall for any reason other than as a result of acts or omissions by Lender cease to have a valid, perfected and first priority lien on any portion of the Pledged Assets (except as otherwise permitted hereunder or under the Security Documents); or

         (h) The Borrower fails to perform any of its material obligations under, or, in any way, materially breaches the Joint Venture Agreement.

SECTION 10. EXPENSES AND INDEMNIFICATION.

         (a) Within thirty (30) days after receipt of an itemized invoice, the Borrower shall reimburse the Lender in Dollars one hundred percent (100%) of all fees and expenses incurred by the Lender in connection with the negotiation, preparation, execution and registration of this Agreement, the Note, the Security Documents and any other documents required thereunder, including, but not limited to, fees and expenses of counsel to the Lender; provided, however, that the total of all such legal fees and expenses shall not exceed ten thousand dollars U.S. ($10,000).

         (b) The Borrower shall reimburse the Lender in Dollars on demand for all reasonable expenses incurred as a consequence of, or in connection with, the enforcement in case of any Event of Default; provided, however, that in the event the Borrower prevails in an action brought by Lender, Lender shall be responsible for its own expenses

         (c) If the Borrower fails to pay any amount payable hereunder or under the Note as and when due, or the Borrower breaches this Agreement or otherwise fails to perform any of its obligations hereunder for any reason, the Borrower shall reimburse the Lender in Dollars on demand for all reasonable expenses, losses, costs, claims, proceedings, damages or liability incurred by the Lender as the consequence thereof, including, without limitation, the costs of enforcement of this Agreement and the Note, the Security Documents and the fees and expenses of counsel to the Lender in connection therewith; provided however that Lender's recourse against Borrower under the Transaction Documents shall be limited as stated in Section 10 of this Credit Agreement.

SECTION 12. GOVERNING LAW, JURISDICTION, ETC.

         (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to the conflict of laws principles thereof.

         (b) THE LENDER AND THE BORROWER, BY THEIR EXECUTION AND DELIVERY HEREOF, EACH HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         (c) The Borrower hereby irrevocably submits to the jurisdiction of any New York State court or federal court sitting in New York City, United States of America over any action or proceeding arising out of or relating to this Agreement and the Borrower hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined in such New York state or federal court, as the case may be. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower hereby irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by United States certified mail, return receipt requested, to the Borrower's address; service of process in any such action or proceeding, effective as aforesaid, shall be effective upon receipt by the Borrower and shall be deemed personal service upon the Borrower and shall be legal and binding upon the Borrower for all purposes. The Borrower agrees that a judgment, followed by the expiration of time to appeal without an appeal being taken, in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this section shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or processing against the Borrower or its property in the courts of any other jurisdiction.

SECTION 13. MISCELLANEOUS.

         The provisions of this Agreement shall be deemed to be severable, and the invalidity of any provision hereof shall not affect the validity of the remaining provisions hereof. The failure of either party to enforce at any time any of the provisions hereof shall not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce any such provisions. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements, discussions and understandings between the parties with respect to the subject matter hereof. No representation or statement not contained in this Agreement shall be binding on the Lender as a warranty or otherwise. No amendment, modification or assignment of this Agreement shall be binding on the parties unless made in writing expressly referring to this Agreement and signed by an authorized representative of each party. Notices and communications hereunder shall be in writing and shall be sent by certified or registered mail, postage prepaid, return receipt requested, or by facsimile to the parties at the respective addresses indicated above or the respective facsimile numbers set forth below, to the attention of the persons set forth below.

IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed as of the date first above written.

 IIG CAPITAL LLC, as agent for The IIG Trade Opportunities Fund N.V., and the Venezuela Recovery Fund N.V.

By:
    ------------------------------
Name:
      ----------------------------
Title:
       ---------------------------
17 State Street, 18th Floor
New York, NY 10005
Telephone No.:(212) 806 5100
Facsimile No.:(212) 785 0026

with copies to:

Fox Horan & Camerini LLP
Attention: Christopher Seymour, Esq.
825 Third Avenue, 11th Floor
New York, NY 10022
Telephone: 212-480-4800

Facsimile: 212-709-0248



HECLA MINING COMPANY                        copies to:

By:                                         Vice President & General Counsel
    ------------------------------          6500 Mineral Drive
Name: Phillips S. Baker, Jr.

Title: President & COO                      Coeur d'Alene, Idaho 83815-8788
6500 Mineral Drive                          Telephone: 208-769-4110
Coeur d'Alene, Idaho 83815-8788             Facsimile: 208-769-7612
Telephone: 208-769-4116
Facsimile: 208-769-7612

                                    EXHIBIT A

                             JOINT VENTURE AGREEMENT

                                    EXHIBIT C

                                PAYMENT SCHEDULE

In accordance with Section 4.1 of the Credit Agreement, the Payment Schedule shall be as follows:

Simultaneously with giving notice of borrowing in accordance with section 2.3(a), Borrower will execute a Notice of Assignment to the Joint Venture that assigns Borrower's right to cash distributions from the Joint Venture Agreement to Lender and instruct that such distributions be deposited directly into the Deposit Account. Borrower agrees not to change assignment of the cash distributions without the prior written consent of Lender; provided that such consent shall not be required if no amounts are owed to Lender pursuant to the Credit Agreement.

The cash distributions will be used by Lender as Borrower's payment of principal and interest owed to Lender pursuant to this Credit Agreement. Except as hereinafter provided to the contrary, Lender shall be entitled to retain seventy percent (70%) of such cash distributions until all amounts owed to Lender under this Credit Agreement are paid in full. Any amount of the cash distributions in excess of that owed to Lender shall be wire transferred to Borrower's Account within two (2) Business Days from the date on which such excess is created. Borrower may request additional borrowing from Lender even if there are amounts owed to Lender so long as the limits on the Credit Facility set forth in Section
2.1 have not been exceeded.

Lender shall be entitled to retain up to 100% of the cash distributions referred to above in the event Lender becomes aware of any event that, by itself or in combination with other events or the passage of time or both, may or will cause a reduction of 10% or more in the amount projected to be distributed to Borrower by the Joint Venture during the term of this facility, until all amounts owed to Lender under this Credit Agreement are paid in full.

Lender shall provide Borrower a monthly accounting, within five (5) days after the end of a calendar month, of the amount of cash distributions received into the Deposit Account, the amount of principal and interest paid, and the amount of principal owed to Lender.

                                    EXHIBIT B

                                 PROMISSORY NOTE

                                    EXHIBIT D

                               SECURITY AGREEMENT